UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 13, 2014 (August 6, 2014)

AnythingIT, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (877) 766-3050

Not applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Convertible Notes to Adar Bays, LLC

On August 4, 2014 (the “Note I Issuance Date” and “Note II Issuance Date”), AnythingIT, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Adar Bays, LLC (“Adar”) (collectively, the “Parties”), whereby Adar agreed to invest $105,000.00 into the Company in exchange for the Company’s issuance of two convertible promissory notes, each in the original principal amount of $52,500.00, which bear interest at 8% per annum (“Note I” and “Note II”).  All outstanding principal and accrued interest on Note I and Note II is due and payable on the maturity date, which is August 4, 2015 (the “Note I Maturity Date” and “Note II Maturity Date”).  The Company paid legal fees of $2,500.00 on both Note I and Note II, for a total of $5,000.00, and is using the remaining net proceeds for working capital.

The Note I Purchase Price was paid to the Company in cash by Adar on August 6, 2014.  Note I is convertible by Adar at any time into shares of the Company’s common stock (“Common Stock”), at a conversion price for each share equal to 50% of the lowest trading price of the common stock as reported on the relevant exchange for the fifteen prior trading days.  Interest on any unpaid principal balance of Note I may be paid by the Company with Common Stock.  The Company may prepay Note I within 90 days of the Note I Issuance Date by paying 130% of the outstanding principal plus any accrued but unpaid interest.  The Company may prepay Note I after 90 days, but before 181 days, after the Note I Issuance Date, by paying 145% of the outstanding principal plus any accrued but unpaid interest.  Note I cannot be prepaid after the 180th day.

The Note II Purchase Price was initially paid to the Company by Adar’s issuance of an offsetting Note III on the Note II Issuance Date.  Note II is convertible into Common Stock by Adar after the expiration of the requisite Rule 144 holding period and full cash payment by Adar to the Company of all principal and interest due under Note III, at a conversion price for each share equal to 50% of the lowest trading price of the common stock as reported on the relevant exchange for the fifteen prior trading days.  The Company may not prepay Note II.  However, if Note I is prepaid by the Company within 180 days of the Note II Issuance Date, then all of the Company’s and Adar’s obligations under Note II and Note III will be deemed satisfied, and Note II and Note III will be cancelled in full.  The Company may terminate Note II before six months has elapsed from the Note II Issuance Date, by cancelling Note II and Note III.  Thus, if Note II is cancelled, or if the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended (“Securities Act”), then the Parties’ obligations under Note II and Note III will be cancelled in full.

All amounts due under Note I and Note II become immediately due and payable by the Company upon the occurrence of an event of default, including but not limited to (i) the Company’s failure to pay the amounts due at maturity under any promissory note issued to Adar by the Company, (ii) the Company’s failure to deliver shares of Common Stock upon any conversion of Note I and Note II, respectively, (iii) a breach of the covenants (subject to cure period), representations or warranties under Note I or Note II, respectively, (iv) the appointment of a trustee or liquidator (subject to a cure period), a judgment against the Company in excess of $50,000 (subject to a cure period), or the filing of a bankruptcy petition, or (v) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934 or the removal of our common stock from quotation on the OTC Bulletin Board or similar over the counter quotation service.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Adar is an accredited investor, Adar acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Convertible Note from Adar Bays, LLC

On August 4, 2014 (the “Note III Issuance Date”), Adar issued to the Company a convertible promissory back end note (the “Note III”) in the original principal amount of $52,500.00 (the “Note III Purchase Price”), which bears simple interest at the rate of 8%.  Note III has been initially secured by the Company’s issuance of Note II.  All outstanding principal and accrued interest on the Note II is due and payable on the maturity date, which is April 4, 2015 (the “Note III Maturity Date”).  However, if Note II is cancelled by the Company as described above, or if the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act, then the Parties’ obligations under Note II and Note III will be cancelled in full.  Adar may prepay Note III at any time.  Adar may exchange Note III for other collateral with an appraised value of at least $52,500.00 by providing three days prior written notice to the Company, if the Company does not object within those three days.  All amounts due under Note III become immediately due and payable by Adar upon the occurrence of an event of default, including but not limited to (i) Adar’s failure to pay the amounts due at maturity or (ii) the initiation of any bankruptcy or insolvency proceedings by or against Adar (subject to a cure period and/or waiver by the Company).

Convertible Note to KBM Worldwide, Inc.

On August 11, 2014 (the “Note IV Issuance Date”), the Company issued a convertible promissory note (“Note IV”) to KBM Worldwide, Inc. (“KBM”), in the original principal amount of $10,500.00 (the “Note IV Purchase Price”), which bears interest at 8% per annum.  All outstanding principal and accrued interest on Note IV is due and payable on the maturity date, which is May 13, 2015 (the “Note IV Maturity Date”).  The Note IV Purchase Price was paid in cash to the Company by KBM on August 13, 2014.  Any amount of principal or interest that is due under Note IV, which is not paid by the Note IV Maturity Date, will bear interest at the rate of 22% per annum until it is paid (“Default Interest”).  Note IV is convertible by KBM into Common Stock at any time during the conversion period, which begins 180 days after the Note IV Issuance Date and ends on the later of (i) the Note IV Maturity Date and the (ii) date of payment of the default amount (“Conversion Period”).  The conversion price for each share is the greater of (i) 58% multiplied by the lowest average three day market price of the Company’s common stock during the ten trading days prior to the relevant notice of conversion and (ii) $0.00004.

The Note IV can be prepaid by the Company at a premium as follows: (a) between 0 and 30 days after issuance – 110% of the total outstanding amount; (b) between 31 and 60 days after issuance – 115% of the total outstanding amount; (c) between 61 and 90 days after issuance – 120% of the total outstanding amount; (d) between 91 and 120 days after issuance – 125% of the total outstanding amount; and (e) between 121 and 150 days after issuance – 130% of the total outstanding amount; and (f) between 151 and 180 days after issuance – 135% of the total outstanding amount.  After the initial 180 period post-issuance, the Company does not have a right of prepayment.

All amounts due under Note IV become immediately due and payable by the Company upon the occurrence of an event of default, including but not limited to (i) the Company’s failure to pay the amounts due at maturity, (ii) the Company’s failure to deliver shares of Common Stock upon any conversion of Note IV, (iii) a breach of the covenants, representations or warranties under Note IV, (iv) the appointment of a trustee, a judgment against the Company in excess of $50,000 (subject to a cure period), a liquidation of our company or the filing of a bankruptcy petition, (v) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934 or the removal of our common stock from quotation on the OTC Bulletin Board or similar over the counter quotation service, (vi) any restatement of our financial statements, or (vii) a reverse stock split without prior notice to KBM.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, KBM is an accredited investor, KBM acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Convertible Note to JMJ Financial

On August 1, 2014 (the “Note V Issuance Date”), the Company issued a convertible promissory note (“Note V”) to JMJ Financial (“JMJ”), in the original principal amount of $250,000.00 (the “Note V Purchase Price”).  There is an original issue discount of ten percent (10%), equal to $25,000, on Note V, which is to be prorated based on the amount of consideration that is actually funded by JMJ to the Company.  The initial consideration of $75,000.00 was paid to the Company in cash by JMJ on August 6, 2014 (“Initial Consideration”).  JMJ, in its sole discretion, may pay additional consideration to the Company under Note V (each a “Principal Payment”).  However, the Company is only required to repay the principal amount actually funded by JMJ and the related interest.  All outstanding principal and accrued interest on Note V is due and payable on the rolling basis maturity date(s), which is calculated as two years from the effective date of the Initial Consideration and each respective Principal Payment made by JMJ (each a “Maturity Date”).  The effective date is the date in which the Company actually received the Initial Consideration and each Principal Payment from JMJ, if applicable (each an “Effective Date”).  The Company may repay the outstanding principal of the Initial Consideration and/or each Principal Payment, if applicable, at an interest rate of zero percent (0%), if the repayment is made at any time on or before 90 days from the Effective Date of the Initial Consideration and/or each relevant Principal Payment.  However, if the Company does not repay on or before the rolling 90 day period discussed above, then the one-time interest charge of twelve percent (12%) is applied to the Initial Consideration and/or each respective Principal Payment.

The Initial Consideration and each Principal Payment under Note V are convertible by JMJ into Common Stock at any time after the effective date of the Initial Consideration and/or Principal Payment, so long as the conversion does not result in JMJ owning more than 4.99% of the outstanding Common Stock, unless both parties agree in writing.  The conversion price for each share is the lesser of (i) $0.0115 or (ii) sixty percent (60%) of the lowest trade price in the 25 trading days prior to the conversion.

The mandatory default amount becomes immediately due and payable by the Company upon the occurrence of an event of default, including but not limited to (i) the Company’s failure to pay the amounts due at maturity, (ii) the appointment of a trustee or the Company becomes insolvent (subject to a cure period), (iii) the filing of a bankruptcy petition, (iv) failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (v) the Company loses its status as “DTC Eligible,” or (vi) the Company fails to meet all requirements to satisfy the availability of Rule 144 to JMJ.

At all times during which Note V is convertible by JMJ, the Company will reserve sufficient authorized and unissued Common Stock to fulfill a full conversion of Note V by JMJ.  The floor reserve amount is 115,000,000 shares of Common Stock.  The Company will include all shares issuable to JMJ upon conversion of Note V in the Company’s next registration statement that is filed with the Securities & Exchange Commission (“SEC”).  The Company cannot assign Note V.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, JMJ is an accredited investor, JMJ acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of Note I, Note II, Note III, Note IV, Note V, and the Purchase Agreement are qualified in their entirety by reference to such Note I, Note II, Note III, Note IV, Note V, and Purchase Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 10.1, respectively, hereto and are incorporated herein by reference.

ITEM 2.03   CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit	Description
4.1	Convertible Promissory Note between AnythingIT, Inc. and Adar Bays, LLC dated August 4, 2014.
4.2	Convertible Promissory Back End Note between AnythingIT, Inc. and Adar Bays, LLC dated August 4, 2014.
4.3	Collateralized Convertible Promissory Back End Note between Adar Bays, LLC and AnythingIT, Inc. dated August 4, 2014.
4.4	Convertible Promissory Note between AnythingIT, Inc. and KBM Worldwide, Inc. dated August 11, 2014.
4.5	Convertible Promissory Note between AnythingIT, Inc. and JMJ Financial dated August 1, 2014.
10.1	Securities Purchase Agreement between AnythingIT, Inc. and Adar Bays, LLC dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnythingIT, Inc.

Date: August 13, 2014	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer